Exhibit 99.1

OMNIQ Reports Full Year 2019 Revenue Increase to $57.2 Million;

Gross profit increases to $14.0 Million

●	Company Continues Transformation to AI-Machine Vision Object Recognition Leader
●	Launches Multiple Innovative Machine Vision Solutions As Result of Accelerated R&D Efforts; R&D investment increased to $1.8 million from $0.3 million in 2018
●	Positioned to Capture Growing Market Share With Industry Leading Technology; Predicts License Plate Reading Market to Be $1.5 Billion for 2021/2022 Period
●	Several Significant Orders Received In 2019 Demonstrate the Traction of the Company’s AI-Machine Vision Solutions Across a Variety of Growing Market Verticals

Salt Lake City, UT, March 30, 2020 – OMNIQ Corp. (OMQS) (“OmniQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, announced its financial results for the three month and year-end periods ended December 31, 2019.

Shai Lustgarten, CEO, commented, “OMNIQ made tremendous progress during 2019, achieving $57.2 million in revenue, with gross profit improving by $1 million and we also reduced operating expenses before Research and Development and Depreciation and Amortization by $1 million. We increased our R&D investment for the continued development of AI-Machine Vision technologies because we believe there is a significant opportunity to capitalize on these technologies that are essential components for the multi-billion-dollar Supply Chain market, where we have a strong and solid existing customer base of Fortune 500 corporations. Additionally, we are partnering with our customers to provide a technology that imitates the human neural network in a machine vision engine with industry leading accuracy and a shortened machine learning process. This is the growth engine for our Company given our solutions’ ability to improve operating efficiencies and support applications across a broad variety of end markets such as Public Safety, Traffic Management, Autonomous Cars, Parking Automation and Access Control.”

OMNIQ has recorded several major achievements that have transformed the Company into an AI - Machine Vision Object Recognition leader:

- Launch of our SeeCube™ solution which is a comprehensive patented Vehicle Make and Color classification. Our solution is currently deployed by security authorities in the Middle East for terror prevention and serves as the base for the “Quest Shield” package for schools, religious centers, cultural centers and public safety.

- Automatic Machine Identification of Containers for Logistics Yard Management (YMS), joining forces with a multi-billion-dollar company.

- Implementation of our unique SeeTire™ solution for tire identification which facilitates more efficient inventory management and assists the collection of point of sales data. Developed in conjunction with one of the world’s largest tire manufacturers.

- Recently acquired the IP and certain other assets of Eyepax USA, a provider of customizable software and hardware packages for cloud-based parking management solutions. Establishes OMNIQ as a Prime Contractor offering an innovative, comprehensive solution and to capture whole project, and recurring revenue.

- “Hands Free” object recognition integrated in Google Glass. Revolutionary development that enables workers to Machine Read objects and characters while keeping their hands free.

“During 2019, our AI technology was implemented in Homeland Security projects in critical areas of the Middle East as well as in several select areas of the U.S., including the installation of our solution at a pre-K-12 preparatory school in Florida to enhance the safety of students and teachers. We also integrated our vehicle recognition system with the municipal law enforcement database of a large state. In addition to its security and safety applications, our enhanced portfolio of patented pattern recognition technology also captures important data for use in parking automation and warehouse management. We’re excited about the interest we’re seeing in the multi-billion-dollar markets we participate in and believe that our AI solutions represent a significant opportunity for growth and profitability.”

“Fourth quarter revenue decreased in the overall supply chain business which impacted gross margins. In spite of the revenue decrease for the quarter, our adjusted EBITDA was relatively consistent with last year’s fourth quarter.”

“Complementing our innovative product offering, we substantially increased our sales team and improved our finance team and its infrastructure allowing us to maintain real-time financial analysis and control.”

Mr. Lustgarten concluded, “We recently announced the receipt of two large purchase orders, one from a Fortune 500 supermarket chain and one from a logistic trucking company. These were both follow-on orders, from companies who are continuing to operate during the COVID-19 situation. We are encouraged by their trust and proud to help them to serve their customers. During this unprecedented time, we are managing the business carefully, but given the critical nature of our services, despite the difficult situation the world is facing, we continue to see strong interest around our solutions. The current situation highlights the importance of hands-free, automated solutions to public safety and our solutions also provide an effective and cost saving alternative to drive supply chain efficiencies. First and foremost, we are prioritizing the safety of our employees, partners and customers and have implemented protocols to minimize risk in this difficult time. I would like to thank our employees for their devotion and loyalty and thank all shareholders and friends of the Company for their support. We wish everybody health and prosperity and a quick return to normal days as soon as possible.”

Financial Results:

Full Year 2019

For the year ended December 31, 2019, OMNIQ reported revenue of $57.2 million as compared to $56.2 million in the prior year. The increase was primarily related to growth in the sales of image processing solutions. Gross Profit increased by approximately $1 million to $14 million in 2019, compared to $13 million in 2018. The increase was primarily related to the inclusion of revenues from the Company’s image processing subsidiary which has historically had a higher gross margin. Total operating expenses for 2019 were $16.9 million compared to $16.1 million in 2018. While the Company reduced overhead by $1.3M in 2019 this was offset by an increase of approximately $1.5 million in R&D expenses compared to 2018. Management believes that investment in R&D will lead to future growth in revenue and gross margins as the Company becomes a leader in AI – Machine Vision technology.

Net loss attributable to common stockholders was $5.3 million, or a loss of $1.37 per share on a full year basis, compared to a net loss of $5.4 million, or a loss of $2.18 per share, for full year 2018.

Total stockholders’ equity at December 31, 2019 was $1,807,740 compared to $2,292,602 at December 31, 2018.

Please refer to the financial tables included below for a reconciliation of generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial results.

Fourth Quarter 2019

OMNIQ reported revenue of $11.4 million for the quarter ended December 31, 2019, as compared to $13.8 million in the comparable 2018 period. The revenue decrease for the quarter ended December 31, 2019 was primarily related to strong fulfillment and deliveries by the Company’s subsidiary HTS Image Processing in the fourth quarter 2018. Total operating expenses for the fourth quarter of 2019 were $4.3 million as compared to $5.4 million in the fourth quarter last year. The decrease in operating expenses was largely related to non-cash stock-based compensation and professional fees related to the Company’s acquisition and integration of HTS and financing activities in the three months ended December 31, 2018.

Net loss for the quarter was $2.8 million, compared to $0.9 million, for the fourth quarter of last year. Adjusted EBITDA (Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization) for the fourth quarter of 2019 was a loss of $1.1 million compared to Adjusted EBITDA of $1.2 million in fourth quarter 2018.

About OMNIQ, Corp.

OMNIQ Corp. (OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection,  real time surveillance and monitoring for supply chain management,  homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals.  Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Information about Forward-Looking Statements

Investor Contact:

John Nesbett/Jen Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com

Financial Tables Follow

OMNIQ Corp.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)	2019	2018
Revenues
Total Revenues, net	$57,199	$56,202

Cost of goods sold
Cost of goods sold	43,165	43,140

Gross profit	14,034	13,062

Operating expenses
General and administrative	2,674	2,472
Salary and employee benefits	10,079	9,917
Depreciation and amortization	2,154	1,841
Professional fees	1,991	1,856
Total operating expenses	16,898	16,086

Loss from operations	(2,864)	(3,024)

Other income (expenses):
Interest expense	(2,555)	(1,570)
Other (expenses) income	(23)	(1,133)
Total other expense	(2,578)	(2,703)

Net loss before income taxes	(5,442)	(5,727)

(Provision) benefit for Income Taxes
Current	(14)	(47)
Deferred	-	552
Total income tax benefit (provision)	(14)	505

Net loss from continuing operations	(5,456)	(5,222)
Less: Preferred stock – series C dividend	(146)	189

Net loss attributable to the common stockholders	(5,310)	(5,411)
Foreign currency translation adjustment	-	1
Other comprehensive income (loss)	$(5,310)	$(5,410)

Net loss per share – basic	$(1.37)	$(2.18)
Net loss per share – diluted	$(1.37)	$(2.18)

Weighted average number of common shares outstanding – basic and diluted	3,889,478	2,481,530

OMNIQ Corp.

CONDENSED CONSOLIDATED BALANCE SHEETS

(AUDITED)

(In thousands, except share and per share data)	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$1,615	$378
Accounts receivable, net	6,694	12,262
Inventory	1,889	1,803
Prepaid expenses	362	169
Other current assets	65	78
Total current assets	10,625	14,690

Property and equipment, net of accumulated depreciation of $2,195 and $2,037, respectively	463	389
Goodwill	13,921	13,921
Trade name, net of accumulated amortization of $2,932 and $2,585, respectively	1,458	1,805
Customer relationships, net of accumulated amortization of $6,578 and $5,076, respectively	6,012	7,514
Other intangibles, net of accumulated amortization of $185 and $33, respectively	1,138	1,267
Cash, restricted	533	532
ROU asset	131	-
Other assets	172	30
Total assets	$34,453	$40,148

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$18,694	$17,484
Line of credit	1,365	4,534
Accrued payroll and sales tax	1,556	2,173
Notes payable, related parties – current portion	1,025	1,891
Notes payable – current portion	6,497	8,823
Lease liability – current portion	54	-
Other current liabilities	1,599	265
Total current liabilities	30,790	35,170

Long term liabilities
Notes payable, related party, less current portion	1,172	1,912
Accrued interest and accrued liabilities, related party	76	33
Notes payable, less current portion	143	130
Lease liability	80
Other long term liabilities	384	610
Total liabilities	32,645	37,855

Stockholders’ equity
Series A Preferred stock; $0.001 par value; 1,000,000 shares designated, 0 shares issued and outstanding	-	-
Series B Preferred stock; $0.001 par value; 1 share designated, 0 shares issued and outstanding	-	-
Series C Preferred stock; $0.001 par value; 15,000,000 shares designated, 4,828,530 shares issued and outstanding	5	5
Common stock; $0.001 par value; 200,000,000 shares authorized; 3,960,405 and 3,596,585 shares issued and outstanding, respectively.	4	4
Common stock; $0.001 par value; 554,233 shares to be received	-	(2,616)
Common stock to be repurchased by the Company	-	(230)
Additional paid-in capital	46,861	44,882
Accumulated (deficit)	(45,063)	(39,753)
Accumulated other comprehensive loss	1	1
Total stockholders’ equity	1,808	2,293
Total liabilities and stockholders’ equity	$34,453	$40,148

OMNIQ Corp.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	Year ended
(In thousands)	December 31,
Adjusted EBITDA Calculation	2019	2018

Net loss	(5,456)	(5,222)
Depreciation & amortization	2,154	1,841
Interest expense	2,555	1,570
Income taxes	14	(505)
Stock compensation	1,267	2,146
Gain on cancellation of insurance	-	(150)
Loss on forgiveness of debt	-	1,264
Nonrecurring loss events	288	-
Litigation related expenses	355	-
Nonrecurring financing-related costs	-	1,205
Adjusted EBITDA	1,177	2,149

Total revenues, net	57,199	56,202

Adjusted EBITDA as a % of total revenues, net	2.06%	3.82%